UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K-A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): October 1, 2003
                                                          ---------------

                                 Donnkenny, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)

         Delaware                       0-21940                   51-0228891
         --------                       -------                   ----------
(State or jurisdiction of             (Commission             (I.R.S. Employer
      incorporation)                   File No.)             Identification No.)

                        1411 Broadway, New York, NY 10018
                        ---------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (212) 790-3900
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
          (Former Name of Former Address, if changed since last report)

Explanatory Statement

On October 7, 2003, Donnkenny, Inc. (the "Company") filed a Current Report on Form 8-K to report the Company's acquisition of certain assets of Robyn Meredith, Inc. The Company undertook to file the financial information required by Item 7 of the Form 8-K within sixty (60) days of its filing. The Company is filing this amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2003 to amend Item 7 "Financial Statements, Pro Form Financial Information and Exhibits" to include the financial statements of the business acquired as set forth below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial statements of business acquired

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders of
Robyn Meredith, Inc.

We have audited the accompanying balance sheet of Robyn Meredith, Inc. as of December 31, 2002, and the related statements of operations, stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robyn Meredith, Inc. as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/  SHUBERT GOODMAN AND HUTTNER, LLP

March 24, 2003
Jenkintown, Pennsylvania

                              ROBYN MEREDITH, INC.
                                  Balance Sheet
                                December 31, 2002

                                     Assets

Current Assets
   Cash                                                            $      3,825
   Accounts receivable, net of allowance
    for doubtful accounts of $145,025                                 5,403,800
   Inventory                                                          4,039,000
   Note receivable                                                      240,000
   Current maturities of notes receivable - related party                39,492
   Prepaid and other current assets                                     258,297
   Deferred tax asset                                                    29,100
   Investments - securities                                               6,220
                                                                   ------------
                                                                     10,019,734

Property and equipment, net of accumulated depreciation                 393,935

Deferred tax asset                                                      103,900
Deposits                                                                 39,028
Deposits - related party                                                223,046
Notes receivable - related party, net of current maturities             147,369
Intangible assets - net of accumulated amortization of $7,932            63,547
                                                                   ------------
                                                                   $ 10,990,559
                                                                   ============

                    Liabilities and Stockholders' Deficiency

Current liabilities
   Current maturities of long-term debt                            $     56,088
   Current maturities of capital lease obligations                       61,427
   Accounts payable                                                   3,160,013
   Accrued expenses                                                     106,875
                                                                   ------------
                                                                      3,384,403

Long-term debt, net of current maturities                             6,675,731
Capital lease obligations - net of current maturities                    57,642
Subordinated note payable - officers                                  1,300,000

Stockholders' deficiency
   Common stock, no par value; authorized
     2,500 shares, issued and outstanding 208 shares                        830

   Additional paid-in capital                                           241,286
   Accumulated deficiency                                              (487,763)
   Other comprehensive loss                                              (4,990)
   Notes receivable affiliate                                          (176,580)
                                                                   ------------
                                                                       (427,217)
                                                                   ------------
                                                                   $ 10,990,559
                                                                   ============

                 See accompanying notes to financial statements.

                              ROBYN MEREDITH, INC.
                             Statement of Operations
                      For the Year Ended December 31, 2002

Net sales                                                          $ 27,121,207

Cost of goods sold                                                   21,042,293
                                                                   ------------

Gross profit                                                          6,078,914
                                                                   ------------

Operating expenses
   Administrative expenses                                            1,567,713
   Selling expenses                                                   1,228,096
   Sample and design expenses                                         1,758,967
   Warehouse and distribution expenses                                1,214,379
   Loss due to dock strike                                              290,000
   Trade agreement - bad debt                                           146,564
                                                                   ------------
                                                                      6,205,719
                                                                   ------------

Loss from operations                                                   (126,805)
                                                                   ------------

Other income (expense)
   Realized gain on investment                                           20,464
   Other income                                                          58,251
   Interest expense                                                    (514,985)
   Loss on disposal of assets                                            (1,538)
                                                                   ------------
                                                                       (437,808)
                                                                   ------------

Loss before provision for state income taxes                           (564,613)

Benefit for state income taxes                                            4,935
                                                                   ------------

Net loss                                                           $   (559,678)
                                                                   ============

Net loss per share - basic                                         $  (2,690.76)
                                                                   ============

Net loss per share - diluted                                       $  (2,690.76)
                                                                   ============

Shares used in per-share calculation - basic                                208
                                                                   ============

Shares used in per-share calculation - diluted                              208
                                                                   ============

                 See accompanying notes to financial statements.

                              ROBYN MEREDITH, INC.
                      Statement of Stockholders' Deficiency
                      For the Year Ended December 31, 2002

                                       Common Stock    Additional                                  Other       Notes
                                       ------------     Paid-In    Accumulated  Comprehensive  Comprehensive  Receivable
                                     Shares   Amount    Capital     Deficiency  Income (Loss)  Income (Loss)  Affiliate      Total
                                     ------   ------    -------     ----------  -------------  -------------  ---------      -----
Balance - December 31, 2001           208   $     830   $ 241,286   $  71,915    $      --      $ (11,434)   $(213,544)   $  89,053

Net loss                                           --          --    (559,678)    (559,678)            --           --     (559,678)

Other comprehensive income
  Unrealized gain on investment
  (inclusive of income tax benefit
   of $635)                                        --          --          --        6,444          6,444           --        6,444
                                                                                 ---------

Comprehensive income loss                          --          --          --    $(553,234)            --           --           --
                                                                                 =========

Payment from
 notes receivable - affiliate                      --          --          --                          --       36,964       36,964
                                      ---   ---------   ---------   ---------                   ---------    ---------    ---------

Balance - December 31, 2002           208   $     830   $ 241,286   $(487,763)                  $  (4,990)   $(176,580)   $(427,217)
                                      ===   =========   =========   =========                   =========    =========    =========

                 See accompanying notes to financial statements.

                              ROBYN MEREDITH, INC.
                             Statement of Cash Flows
                      For the Year Ended December 31, 2002

Cash flows from operating activities
   Net loss                                                        $   (559,678)
                                                                   ------------
   Adjustments to reconcile net income to net cash
    provided by operating activities
     Depreciation and amortization                                      108,487
     Deferred tax expense                                                (1,635)
     Bad debt expense                                                   (10,549)
     Gain on investment                                                 (20,464)
     Loss on disposition of equipment                                     1,538
   (Increase) decrease in
     Accounts receivable                                              1,408,257
     Inventories                                                     (1,167,447)
     Prepaid and other current assets                                    55,378
     Other assets                                                        94,563
     Deposits                                                            (5,058)
   Increase (decrease) in
     Accounts payable                                                   217,798
     Accrued expenses                                                   (61,416)
                                                                   ------------
       Total adjustments                                                619,452
                                                                   ------------
          Net cash provided by operating activities                      59,774
                                                                   ------------

Cash flows from investing activities
   Payments for property and equipment                                  (47,315)
   Proceeds from the sale of investments, net                            81,990
   Payments from notes receivable                                        33,668
   Issuance of notes receivable                                        (370,000)
                                                                   ------------
          Net cash used in investing activities                        (301,657)
                                                                   ------------

Cash flows from financing activities
   Proceeds from notes payable                                       30,600,000
   Payments on notes payable                                        (30,275,504)
   Proceeds from issuance of long-term debt                                  --
   Payments of capital lease obligations                                (66,316)
   Payment of long-term debt                                            (55,745)
   Payment on notes receivable - against retained earnings               36,964
                                                                   ------------
     Net cash provided by financing activities                          239,399
                                                                   ------------

Net change in cash                                                       (2,484)

Cash - beginning of year                                                  6,309
                                                                   ------------

Cash - end of year                                                 $      3,825
                                                                   ============

                 See accompanying notes to financial statements.

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 1- Summary of Significant Accounting Policies

      Operations

      Robyn Meredith, Inc. (the "Company") manufacture ladies' private label branded apparel and sell to locations in the Continental USA, Canada, and Puerto Rico. The Company operates as a single segment. Credit is provided to most customers. The Company maintains credit insurance, which provides for payment on approved accounts that become more than 90 days past due. At December 31, 2002 approximately 8% of the accounts receivable balance either exceeded the insured limits or was not covered by the credit insurance.

      Revenue Recognition

      Revenue is recognized upon shipment of goods to customers, which is when title passes. The Company provides an allowance for estimated returns.

      Inventory

      Inventory is stated at the lower of cost or market. The inventory was valued using specific identification methods.

      Property and Equipment

      Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                      Estimated
                                                 Method              Useful Life
                                                 ------              -----------

        Transportation equipment             Straight-line             3-5 years
        Machinery and equipment              Straight-line               5 years
        Leasehold improvements               Straight-line           10-15 years
        Furniture and fixtures               Straight-line               7 years
        Computer equipment                   Straight-line             3-5 years

      Intangible Assets

      Intangible assets represent the amount paid for the purchase of the Annie Alexander trademark, which is being amortized on a straight-line basis over ten years, which approximates $7,900 per year.

      Comprehensive Income

      As of January 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for the reporting and presentation of comprehensive income, its components and accumulated balances. Comprehensive income, as defined, includes all changes to equity except those resulting from investments by or distributions to owners and consists of unrealized holding gains and losses in marketable equity securities.

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 1- Summary of Significant Accounting Policies - (continued)

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Income Tax Status

      The Company has elected to be taxed as a S Corporation under the Internal Revenue Code, accordingly there is no federal income taxes payable by the Company. Under this election, the profits, losses, credits, and deductions of the Company is passed through to the individual stockholders. The Company is subject to state income taxes only.

      Fair Value of Financial Instruments

      The Company estimates that the carrying value of its financial instruments approximates the fair value at the balance sheet date.

      Shipping and Handling Costs

      Shipping and handling costs are included in operating expenses. Approximately $315,000 is included in warehouse and distribution expenses.

      Concentration of Cash Balance

      The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Note 2- Recent Accounting Pronouncements

      In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS No. 145"). SFAS No. 145 rescinds the provisions of SFAS No. 4 that require companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS No. 145 related to classification of debt extinguishment is effective for fiscal years beginning after May 15, 2002. Earlier application was encouraged. Adoption of SFAS No. 145 on January 1, 2003 did not have an impact, on the Company's Financial Statements.

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)".

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 2- Recent Accounting Pronouncements - continued

      SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This Statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 on January 1, 2003. This Statement did not have an impact on the Company's Financial Statements.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure an amendment of FASB Statement No. 123". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure amendments to Statement 123 contained in SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. This Statement did not have an impact on the Company's Financial Statements.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. This Statement did not have an impact on the Company's Financial Statements.

      In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). The adoption of SFAS 150 will not have an impact on the Company's reported financial position, results of operations or cash flows.

Note 3- Inventory

      Inventory at December 31, 2002 were as follows:

        Raw materials                                                 $  576,257
        Work in process                                                  650,700
        Finished goods                                                 2,812,043
                                                                      ----------
                                                                      $4,039,000
                                                                      ==========

Note 4- Note Receivable

      Note receivable from a customer, due in monthly installments of $60,898, including interest at 12.0%, through April 2003.

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 5- Notes Receivable - Related Party and Affiliate

      Related Party

      Note receivable from an affiliated company, related through common ownership, due in monthly installments of $2,513,
      including interest at 6.0% through December 2007.                 $130,000

      Note receivable from an affiliated company, related through common ownership, due in monthly installments of $1,255,
      including interest at 7.5% through December 2006.                   51,914

      Note receivable from an affiliated company, related through common ownership, due in monthly installments of $1,672,
      including interest at 8.5% through March 2003.                       4,947

      Affiliate

      Note receivable from an affiliated company, related through common ownership, due in monthly installments of $4,228,
      including interest at 7.0% through December 2006.                  176,580
                                                                        --------

                                                                         363,441
      Less amount included in stockholders' equity                       176,580
                                                                        --------
                                                                         186,861
      Less current maturities                                             39,492
                                                                        --------
                                                                        $147,369
                                                                        ========

      The approximate aggregate amounts of all notes receivable maturities for the years ending December 31, are as follows:

                             Related
                              Party               Affiliate               Total
                              -----               ---------               -----

        2003                $ 39,492              $ 39,636              $ 79,128
        2004                  36,861                42,502                79,363
        2005                  39,333                45,574                84,907
        2006                  41,973                48,868                90,841
        2007                  29,202                    --                29,202
                            --------              --------              --------
                            $186,861              $176,580              $363,441
                            ========              ========              ========

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 6- Property and Equipment

        Transportation equipment                                      $  209,453
        Machinery and equipment                                          445,002
        Leasehold improvements                                            73,393
        Furniture and fixtures                                           285,783
        Computer equipment                                               470,368
                                                                      ----------
                                                                       1,483,999
        Less accumulated depreciation                                  1,090,064
                                                                      ----------
          Net property and improvements                               $  393,935
                                                                      ==========

      Machinery and equipment and computer equipment include assets recorded under capital leases of $48,548 and $135,714 respectively. Related accumulated depreciation was $55,747.

      Depreciation expense for the year was $100,555.

Note 7- Investments

      The Company classifies investments as available for sale. The following summarizes the Company's investments at December 31, 2002:

                                        Gross        Gross
                                      Unrealized   Unrealized    Fair      Carrying
                                        Gains        Losses      Value      Amount
                                        -----        ------      -----      ------
        Marketable equity securities    $ --        $(5,480)    $ 6,220    $ 6,220

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 8- Long-Term Debt

      On March 21, 2003 the Company amended its financing
      facility set to expire on September 30, 2004. The facility as amended provides for advances of the lessor of:
      $9,000,000 or an amount equal to the sum of 85% of eligible receivables, the lessor of 50% of eligible inventory or
      $4,500,000. The financing facility provides for monthly
      over advances ranging from $800,000 to $1,400,000 for the
      periods February 1, 2003, through December 31, 2003 (except in September and December, 2003, where no additional funds are available). The obligations bear interest at a
      revolving interest rate ranging between the bank's base
      rate plus .5% to 1.0% depending on the Company's fixed
      charge ratio as of the preceding quarter. The amended note is collateralized by substantially all of the assets of the
      Company, and personal guarantees of the stockholders. The
      note limits the Company's ability to incur additional debt and has a prepayment penalty of .5% of the sum of the
      Maximum Revolving Advance Amount, plus the outstanding
      principal balance of the Term Loan if the Company were to
      terminate the agreement prior to the expiration date. The
      amended note requires maintaining certain levels of net
      worth and a certain fixed charge ratio on a quarterly
      basis. At December 31, 2002 the Company was not in
      compliance with these loan covenants but obtained a waiver
      of financial covenant defaults from the bank.                   $6,659,427

      Notes payable to lenders ranging from $197 to $1,591 per
      month through February, 2007 to be repaid in equal monthly installments including interest at 5.9% - 7.25% over terms of four to five years, collateralized by the related
      equipment acquired.                                                162,392
                                                                      ----------

                                                                       6,731,819
      Less current maturities                                             56,088
                                                                      ----------
      Long-term debt                                                  $6,675,731
                                                                      ==========

      The approximate aggregate amount of all long-term maturities for the years ending December 31, is as follows:

        2003                                                          $   56,088
        2004                                                           6,628,859
        2005                                                              29,520
        2006                                                              15,794
        2007                                                               1,558
                                                                      ----------
                                                                      $6,731,819
                                                                      ==========

      The banks' base rate was 4.25% at December 31, 2002. The Euro dollar rate was 3.89% at December 31, 2002.

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 9- Subordinated Notes Payable - Officer

      Notes payable to the officers of the Company ($1,150,000) that have been subordinated to the bank (see Note 8). Interest was charged at varying rates of interest averaging 11.67%. There is a balloon principal payment due January 2, 2004.

      Note payable to the son of an officer of the Company ($150,000) that has been subordinated to the bank (see Note 8). The loan can be converted to shares of Robyn Meredith, Inc. stock at book value as of December 31, 1998. Interest was charged at rate of 3.0% with a balloon principal payment due January 2, 2004. Effective January 1, 2003 the rights under this note to convert the loan into shares representing 10% of the outstanding shares of the Company was exercised.

      Interest expense was $151,638 for the year ended December 31, 2002.

Note 10- Related Party Transactions

      The Company paid $251,503 to an affiliated company for production and manufacturing.

      The Company leases a building from an affiliated company owned and controlled by an officer of the Company at a current monthly rent of $5,416 under a lease expiring December 31, 2003. Rent expense was $60,000 for the year ended December 31, 2002.

      The Company leases its offices and warehouse from a partnership owned and controlled by stockholders and officers at a current monthly rent of $23,705 under a lease expiring June 30, 2013. Rent expense was $284,460 for the year ended December 31, 2002.

      The Company has various leases with a related company under common control, expiring through December 2013. Rent expense was $369,849 for the year ended December 31, 2002.

Note 11- Capital Lease Obligations

      The Company has entered into various capital leases for equipment expiring through 2006, with aggregate monthly payments of $7,128.

      The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2002:

        For the Years Ending
          December 31,
          ------------
             2003                                                       $ 73,879
             2004                                                         39,241
             2005                                                         11,882
             2006                                                         10,892
             2007                                                             --
                                                                        --------
        Net minimum lease payments                                       135,894
        Less: amount representing interest                                16,825
                                                                        --------
        Present value of minimum lease payments                          119,069
        Less: current maturities                                          61,427
                                                                        --------
        Long-term maturities                                            $ 57,642
                                                                        ========

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 11- Capital Lease Obligations - continued

      The present value of minimum future obligations shown above is calculated based on interest rates ranging from 7% to 18%.

Note 12- Operating Leases

      The Company leases equipment, office, and warehouse space under various operating leases, including those with related companies (see Note 10), expiring in various years through 2013. Monthly payments under the current leases are approximately $73,000. The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2002.

      Rental expense on operating leases was $872,184 for the year ended December 31, 2002.

        For the Years                              Related Party
            Ended                                     Rental         Other Lease
         December 31,                  Total        Obligations      Obligations
         ------------                  -----        -----------      -----------

           2003                     $  878,000       $  700,000        $178,000
           2004                        594,000          559,000          35,000
           2005                        515,000          505,000          10,000
           2006                        472,000          472,000              --
           2007                        385,000          385,000              --
           Thereafter                1,988,000        1,988,000              --
                                    ----------       ----------        --------

           Total minimum
           future rental payments   $4,832,000       $4,609,000        $223,000
                                    ==========       ==========        ========

Note 13- Income Taxes

      Deferred state tax attributes, resulting from differences between financial accounting amounts and tax bases of assets and liabilities of December 31, 2002 are as follows:

      Current assets and liabilities

        Allowance for doubtful accounts                                  $13,000
        Inventory overhead capitalization                                 16,100
                                                                         -------

      Net current deferred tax asset                                     $29,100
                                                                         =======

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 13- Income Taxes - (continued)

      Noncurrent assets and liabilities

        Depreciation                                                  $  (3,400)
        Net operating loss carryforward                                 203,300
                                                                      ---------
                                                                        199,900
        Valuation allowance                                             (96,000)
                                                                      ---------

      Net noncurrent deferred tax asset                               $ 103,900
                                                                      =========

      The provisions for income taxes for the years ending December 31, 2002, consist of the following:

      Current tax expense                                              $ 21,500
      Deferred tax expense                                                3,065
      Net change in valuation allowance                                 (29,500)
                                                                       --------
                                                                       $ (4,935)
                                                                       ========

      The Company provides for a valuation allowance for expected impairments of deferred tax assets.

      The provisions for income taxes for 2002 differ from the amounts that would result from applying statutory rates because of the application of certain nondeductible expenses. State operating losses approximating $2,500,000 expire in years through 2007.

Note 14- Retirement Plans

      The Company maintains a profit-sharing plan, covering substantially all non-union employees. Contributions to the profit-sharing plan are discretionary and are determined by the Board of Directors. No contributions were made by the Company for the year ended December 31, 2002.

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 15- Supplemental Disclosures of Cash Flow Information

      Cash paid during 2002 for:

        Interest                                                        $512,759
                                                                        ========

        Income taxes                                                    $  1,015
                                                                        ========

Note 16- Current Vulnerability Due to Certain Concentrations

      Major Customers

      The Company had two major customers that accounted for 42% of total sales, during the year ended December 31, 2002 and three major customers that accounted for 71% of accounts receivable as of December 31, 2002. Major customers are considered to be those that account for more than 10% of total sales.

      Major Suppliers

      The Company had two major suppliers that accounted for 34% of total purchases during the year ended December 31, 2002 and 50% of accounts payable as of December 31, 2002.

Note 17- Noncash Investing and Financing Activities

      During the year ended December 31, 2002, the Company purchased additional equipment for $191,368. In conjunction with the acquisition, liabilities were assumed as follows:

        Cost of equipment acquired                                    $ 191,368
        Cash paid                                                       (47,315)
                                                                      ---------
        Liabilities assumed                                           $ 144,053
                                                                      =========

Note 18- Contingencies

      Robyn Meredith, Inc. and an affiliated company have guaranteed real estate mortgages and loans owed by their stockholders. The approximate outstanding balances on these obligations at December 31, 2002 was $3,484,000. The guarantees expire between January 2007 and December 2008.

      At December 31, 2002, the Company had $639,769 in outstanding letters of credit.

      The Company entered into a lease agreement effective January 1, 1997, which allows the Company an abatement in the amount of the fixed rent payable for a period of fourteen months. The entire fixed rent shall become immediately due and payable upon default by the Company. The amount due upon default is approximately $144,700. Rent expense is recognized on a straight-line basis over the life of the lease. This lease expires on December 31, 2003.

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                December 31, 2002

Note 19- Subsequent Event

      The Company's current financing facility requires an additional $200,000 in cash contributions to the Company by the officers. The additional required cash contributions are $100,000 on or before April 30, 2003 and $100,000 on or before May 31, 2003.

Note 20- Net Loss Per Share

      Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period.

      The effect of stock option awards is antidilutive and, accordingly, stock options to purchase 20 shares of common stock have been excluded from the calculation of diluted loss per share for the year ended December 31, 2002.

                              ROBYN MEREDITH, INC.
                                  Balance Sheet
                                    Unaudited
                                  September 30,

                                     Assets

                                                                         2003             2002
                                                                         ----             ----
Current assets
   Cash                                                              $     14,888     $     14,606
   Accounts receivable, net of allowance
    for doubtful accounts of $259,157 and $79,810                       7,512,464        6,191,089
   Inventory                                                            2,853,296        3,275,393
   Due from officer                                                       432,000          141,000
   Due from affiliate companies                                           203,700          265,962
   Current maturities of notes receivable - related party                  35,382           21,139
   Deferred tax asset                                                      29,100           26,300
   Prepaid and other current assets                                       632,479          157,691
   Investments - securities                                                 6,220           11,700
                                                                     ------------     ------------
                                                                       11,719,529       10,104,880

Property and equipment, net of accumulated depreciation                   345,541          402,069

Deposits                                                                   39,028           39,028
Deposits - related party                                                  223,046          242,988
Intangible assets - net of accumulated amortization of $13,881
 and $5,949                                                                57,598           65,530
Deferred tax asset                                                        103,900          105,700
Notes receivable-related party-net of current maturities                  120,834           43,324
Other assets                                                                   --           86,564
                                                                     ------------     ------------
                                                                     $ 12,609,476     $ 11,090,083
                                                                     ============     ============

                Liabilities and Stockholders' Equity (Deficiency)

Current liabilities
   Current maturities of long-term debt                              $  8,604,730     $     55,314
   Current maturities of capital lease obligations                         47,042           64,880
   Accounts payable                                                     3,105,158        2,165,251
   Accrued expenses                                                       141,554          212,901
                                                                     ------------     ------------
                                                                       11,898,484        2,498,346

Long-term debt, net of current maturities                                  89,733        7,069,297
Capital lease obligations - net of current maturities                      24,568           71,396
Subordinated note payable - officers                                    1,300,000        1,300,000

Stockholders' equity (deficiency)
   Common stock, no par value; authorized
    2,500 shares, issued and outstanding 228 shares and 208
    shares respectively                                                       830              830

   Additional paid-in capital                                             541,286          241,286
   Retained earnings (accumulated deficiency)                          (1,093,321)          94,991
   Other comprehensive loss                                                (4,990)              --
   Notes receivable affiliate                                            (147,114)        (186,063)
                                                                     ------------     ------------
                                                                         (703,309)         151,044
                                                                     ------------     ------------
                                                                     $ 12,609,476     $ 11,090,083
                                                                     ============     ============

                             See accompanying notes.

                              ROBYN MEREDITH, INC.
                             Statement of Operations
                                    Unaudited
                     For the Nine Months Ended September 30,

                                                               2003             2002
                                                               ----             ----
Net sales                                                  $ 22,249,022     $ 20,479,464

Cost of goods sold                                           18,186,871       15,518,429
                                                           ------------     ------------

Gross profit                                                  4,062,151        4,961,035
                                                           ------------     ------------

Operating expenses
   Administrative expenses                                    1,444,299        1,213,657
   Selling expenses                                             969,444          977,222
   Sample and design expenses                                 1,093,929        1,409,526
   Warehouse and distribution expenses                          879,354          886,233
                                                           ------------     ------------
                                                              4,387,026        4,486,638
                                                           ------------     ------------

Earnings (loss) from operations                                (324,875)         474,397
                                                           ------------     ------------

Other income (expense)
   Other income                                                  34,793           58,663
   Interest expense                                            (316,021)        (511,109)
                                                           ------------     ------------
                                                               (281,228)        (452,446)
                                                           ------------     ------------

Earnings (loss) before provision for state income taxes        (606,103)          21,951

Benefit for state income taxes                                      545            1,125
                                                           ------------     ------------
Net income (loss)                                          $   (605,558)    $     23,076
                                                           ============     ============

Net earnings (loss) per share - basic                      $  (2,655.96)    $     110.94
                                                           ============     ============

Net earnings (loss) per share - diluted                    $  (2,655.96)    $     101.21
                                                           ============     ============

Shares used in per-share calculation - basic                        228              208
                                                           ============     ============

Shares used in per-share calculation - diluted                      228              228
                                                           ============     ============

                             See accompanying notes.

                              ROBYN MEREDITH, INC.
                 Statement of Stockholders' Equity (Deficiency)
                                    Unaudited
                     For the Nine Months Ended September 30,

                                     Common Stock   Additional                                   Other        Notes
                                     ------------    Paid-In     Accumulated  Comprehensive  Comprehensive  Receivable
                                    Shares  Amount   Capital     Deficiency   Income (Loss)  Income (Loss)   Affiliate      Total
                                    ------  ------   -------     ----------   -------------  -------------   ---------      -----
Balance - December 31, 2002           208    $830    $241,286   $  (487,763)    $      --    $ (4,990)     $(176,580)    $(427,217)

Exercise of stock options              20

Net loss                                       --          --      (605,558)     (605,558)         --             --      (605,558)
                                                                                ---------

Comprehensive loss                             --          --            --     $(605,558)         --             --            --
                                                                                =========

Capital contributions                          --     300,000            --                        --             --       300,000

Payments from notes
 receivable - affiliate                        --          --            --                        --         29,466        29,466
                                      ---    ----    --------   -----------                  --------      ---------     ---------

Balance - September 30, 2003          228    $830    $541,286   $(1,093,321)                 $ (4,990)     $(147,114)    $(703,309)
                                      ===    ====    ========   ===========                  ========      =========     =========

Balance - December 31, 2001           208    $830    $241,286   $    71,915     $      --    $(11,434)     $(213,544)    $  89,053

Net income                                     --          --        23,076        23,076          --             --        23,076

Other comprehensive income
  Unrealized gain on investment
  (inclusive of income tax benefit
  of $1,125)                                   --          --            --        11,434      11,434             --        11,434
                                                                                ---------    --------

Comprehensive income                           --          --            --     $  23,076          --             --            --
                                                                                =========

Payment from notes
 receivable - affiliate                        --          --            --                        --         27,481        27,481
                                      ---    ----    --------   -----------                  --------      ---------     ---------

Balance - September 30, 2002          208    $830    $241,286   $    94,991                  $     --      $(186,063)    $ 151,044
                                      ===    ====    ========   ===========                  ========      =========     =========

                             See accompanying notes.

                              ROBYN MEREDITH, INC.
                             Statement of Cash Flows
                                    Unaudited
                     For the Nine Months Ended September 30,

                                                                   2003            2002
                                                                   ----            ----
Cash flows from operating activities
   Net (loss) income                                          $   (605,558)    $     23,076
                                                              ------------     ------------
   Adjustments to reconcile net (loss) income to net cash
    provided by operating activities
     Depreciation and amortization                                 102,937           83,973
     Bad debt expense                                              127,482               --
     Gain on investment                                                 --          (21,589)
     Gain (loss) on disposition of equipment                        (1,166)           1,538
   (Increase) decrease in
     Accounts receivable                                        (2,236,146)         610,419
     Inventories                                                 1,185,704         (403,840)
     Prepaid and other current assets                             (374,182)         155,984
     Deposits, related party                                            --          (25,000)
     Other assets                                                       --            7,999
   Increase (decrease) in
     Accounts payable                                              (54,855)        (776,964)
     Accrued expenses                                               34,679           44,610
                                                              ------------     ------------
       Total adjustments                                        (1,215,547)        (322,870)
                                                              ------------     ------------
          Net cash used in operating activities                 (1,821,105)        (299,794)
                                                              ------------     ------------

Cash flows from investing activities
   Payments for property and equipment                              (4,053)         (32,919)
   Proceeds from the sale of investments, net                           --           81,990
   Payments from notes receivable                                  270,645           26,066
   Due from officer                                               (432,000)        (141,000)
   Due from affiliated companies                                  (203,700)        (265,962)
                                                              ------------     ------------
          Net cash used in investing activities                   (369,108)        (331,825)
                                                              ------------     ------------

Cash flows from financing activities
   Proceeds from notes payable                                  24,473,144       23,033,000
   Payments on notes payable                                   (22,502,271)     (22,329,923)
   Payments of capital lease obligations                           (47,459)         (49,109)
   Payment of long-term debt                                       (51,604)         (41,533)
   Payment on notes receivable - against retained earnings          29,466           27,481
   Capital contributions                                           300,000               --
                                                              ------------     ------------
          Net cash provided by financing activities              2,201,276          639,916
                                                              ------------     ------------

Net change in cash                                                  11,063            8,297

Cash - beginning of year                                             3,825            6,309
                                                              ------------     ------------

Cash - end of year                                            $     14,888     $     14,606
                                                              ============     ============

                             See accompanying notes.

                              ROBYN MEREDITH, INC.
                          Notes to Financial Statements
                                    Unaudited
                               September 30, 2003

Note 1- Basis of Presentation

      The accompanying unaudited, financial statements were prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and note disclosures normally included in audited financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all adjustments consisting of normal, recurring adjustments necessary for a fair presentation of (a) the results of operations for the nine months ended September 30, 2003 and 2002, (b) the financial position at September 30, 2003 and 2002, and (c) cash flows for the nine months ended September 30, 2003 and 2002, have been made. The results of operations for the nine months ended September 30, 2003 and 2002 are not necessarily indicative of those to be expected for the entire year.

      The accompanying financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the year ended December 31, 2002. Any material facts that have changed from those footnotes are discussed herein, or are a normal result of transactions during the interim period.

Note 2- Accounting Policies

      The summary of the Company's significant accounting policies in its audited financial statements for the year ended December 31, 2002 describes its accounting policies. Except as noted below, accounting policies are the same as the year ended December 31, 2002.

Note 3- Recent Accounting Pronouncements

      In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS No. 145"). SFAS No. 145 rescinds the provisions of SFAS No. 4 that require companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS No. 145 related to classification of debt extinguishment is effective for fiscal years beginning after May 15, 2002. Earlier application was encouraged. Adoption of SFAS No. 145 on January 1, 2003 did not have an impact, on the Company's Financial Statements.

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)".

      SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This Statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 on January 1, 2003. This Statement did not have an impact on the Company's Financial Statements.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure an amendment of FASB Statement No. 123". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure amendments to Statement 123 contained in SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. This Statement did not have an impact on the Company's Financial Statements.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. This Statement did not have an impact on the Company's Financial Statements.

      In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). The adoption of SFAS 150 will not have an impact on the Company's reported financial position, results of operations or cash flows.

Note 4- Net Income Per Share

      In accordance with SFAS No. 128. "Earnings Per Share, "basic and diluted income (loss) per common share has been computed using the weighted average-number of shares of common stock outstanding during the period. There were no potentially dilutive securities outstanding at September 30, 2003. Potentially dilutive securities outstanding at September 30, 2002 which convert to common share equivalents consist of common stock warrants to purchase 20 shares of the Company's common stock.

Note 5- Inventory

      Inventory at September 30, 2003 and 2002 were as follows:

                                                       2003              2002
                                                       ----              ----

        Raw materials                               $  529,709        $  390,730
        Work in process                              1,130,234           785,400
        Finished goods                               1,193,353         2,099,263
                                                    ----------        ----------
                                                    $2,853,296        $3,275,393
                                                    ==========        ==========

Note 6- Long-Term Debt

      On March 21, 2003 the Company amended its financing facility set to expire on September 30, 2004. The facility as amended provides for advances of the lessor of: $9,000,000 or an amount equal to the sum of 85% of eligible receivables, the lessor of 50% of eligible inventory or $4,500,000. The financing facility provides for monthly over advances ranging from $800,000 to $1,400,000 for the periods February 1, 2003, through December 31, 2003 (except in September and December, 2003, where no additional funds are available). The obligations bear interest at a revolving interest rate ranging between the bank's base rate plus .5% to 1.0% depending on the Company's fixed charge ratio as of the preceding quarter. The amended note is collateralized by substantially all of the assets of the Company, and personal guarantees of the stockholders. The note limits the Company's ability to incur additional debt and has a prepayment penalty of .5% of the sum of the Maximum Revolving Advance Amount, plus the outstanding principal balance of the Term Loan if the Company were to terminate the agreement prior to the expiration date.

                                                                       September 30
                                                                 ------------------------
                                                                    2003          2002

The amended note requires maintaining certain levels of          $8,540,300    $6,948,008
net worth and a certain fixed charge ratio on a
quarterly basis. At September 30, 2003 the Company was
not in compliance with these loan covenants

Notes payable to lenders ranging from $197 to $1,591 per         $  154,163    $  176,603
month through February, 2007 to be repaid in equal               ----------    ----------
monthly installments including interest at 5.9% - 7.25%
over terms of four to five years, collateralized by the
related equipment acquired

Less current maturities                                          $8,604,730    $   55,314
                                                                 ----------    ----------

Long-term debt                                                   $   89,733    $7,069,297
                                                                 ==========    ==========

      The approximate aggregate amount of all long-term maturities for the years ending December 31, is as follows:

        2003                                                          $8,556,820
        2004                                                              66,944
        2005                                                              36,240
        2006                                                              24,532
        2007                                                               8,697
        Thereafter                                                         1,230
                                                                      ----------
                                                                      $8,694,463
                                                                      ==========

      The banks' base rate was 4.0% and 4.75% at September 30, 2003 and 2002 respectively.

Note 7- Subsequent Event

      On October 1, 2003 the Company sold certain stated assets. The assets that were sold consisted of inventory of finished goods, raw materials and trim, certain trade names including the name "Robyn Meredith", open purchase orders and certain equipment that was subject to equipment lease agreements. The selling price paid by Donnkenny, Inc. was $4.6 million, of which $3.4 million was delivered at the closing of the transaction and $1.2 million was represented by the delivery of a Promissory Note providing for equal monthly payments over three years without interest. The purchase price was determined by valuing the inventory and through negotiations between the parties as to the balance of the purchase price.

(a) Pro Forma Financial Information

      Unaudited Pro Forma Combined Financial Information

            The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 give effect to the following events as if each had occurred on January 1, 2002. The unaudited pro forma balance sheet gives effect to the following events as if each had occurred on September 30, 2003:

      o     The acquisition of RMI assets;

      o Additional borrowing on the Company's revolver of $3.4 million necessary to consummate the acquisition of RMI assets; and

      o     The issuance of a $1.2 Promissory Note to RMI

            The acquisition of RMI will be accounted for using the purchase method of accounting. The fair values of the assets acquired are based on preliminary estimates. Additional analysis will be required to determine the final fair value, primarily with respect to the inventory and intangible assets. RMI's assets acquired will change from amounts shown based on the valuations. The final allocation of the acquisition consideration may result in certain differences from the pro forma amounts reflected in the unaudited pro forma combined financial statements.

            The unaudited pro forma combined financial statements are based on assumptions that the Company believes are reasonable under the circumstances. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the acquisition of RMI taken place as of the dates or for the periods presented.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 2002
                 (in thousands, except share and per share data)

                                                                                              Pro Forma            Pro Forma
                                                               Donnkenny          RMI        Adjustments           Combined
                                                              -----------     -----------    -----------          -----------
Net sales                                                     $   107,102     $    27,121     $       --          $   134,223

Cost of sales                                                      80,345          21,042             --              101,387
                                                              -----------     -----------     ----------          -----------

  Gross profit                                                     26,757           6,079             --               32,836

Operating Expenses:
  Selling, general and administrative expenses                     22,339           6,206             --               28,545
  Write-down of assets held for sale                                  150              --             --                  150
  Amortization of intangibles and other related
    acquisition costs                                                  --              --             13 (1)               13
                                                              -----------     -----------     ----------          -----------
      Total operating expenses                                     22,489           6,206             13               28,708

Operating income (loss)                                             4,268            (127)           (13)               4,128

Other Expense (Income):
  Interest expense                                                  2,039             515             50 (2)            2,604
  Realized gain on investment                                          --             (20)            --                  (20)
  Other income                                                         --             (57)            --                  (57)
                                                              -----------     -----------     ----------          -----------
      Total other expense                                           2,039             438             50                2,527

Income (loss) before income taxes                                   2,229            (565)           (63)               1,601

Income tax expense (benefit)                                           36              (5)            --                   31
                                                              -----------     -----------     ----------          -----------

Income (loss) before cumulative effect of change
  In accounting principle                                           2,193            (560)           (63)               1,570
Cumulative effect of change in accounting
  principle (no tax benefit recognized)                            28,744              --             --               28,744
                                                              -----------     -----------     ----------          -----------

Net loss                                                      $   (26,551)    $      (560)    $      (63)         $   (27,174)
                                                              ===========     ===========     ==========          ===========

Basic income (loss) per common share:
  Income (loss) before accounting change                      $      0.50                                         $      0.36
  Cumulative effect of accounting change                            (6.58)                                              (6.58)
                                                              -----------                                         -----------
  Net (loss)                                                  $     (6.08)                                        $     (6.22)
                                                              ===========                                         ===========

Diluted income (loss) per common share:
  Income (loss) before accounting change                      $      0.50                                         $      0.36
  Cumulative effect of accounting change                            (6.58)                                              (6.58)
                                                              -----------                                         -----------
  Net (loss)                                                  $     (6.08)                                        $     (6.22)
                                                              ===========                                         ===========

Shares used in the calculation of income (loss per share):
  Basic                                                         4,367,417                                           4,367,417
                                                              ===========                                         ===========
  Diluted                                                       4,417,796                                           4,417,796
                                                              ===========                                         ===========

   See accompanying notes to Unaudited Pro forma Combined Financial Statements

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 2003
                 (in thousands, except share and per share data)

                                                                                               Pro Forma           Pro Forma
                                                               Donnkenny          RMI         Adjustments          Combined
                                                              -----------     -----------     -----------         -----------
Net sales                                                     $    60,235     $    22,249     $        --         $    82,484

Cost of sales                                                      45,472          18,187              --              63,659
                                                              -----------     -----------     -----------         -----------

  Gross profit                                                     14,763           4,062              --              18,825

Operating Expenses:

  Selling, general and administrative expenses                     15,542           4,387              --              19,929
  Amortization of intangibles and other related
    acquisition costs                                                  32              --               8 (3)              40
                                                              -----------     -----------     -----------         -----------
    Total operating expenses                                       15,574           4,387               8              19,969

Operating loss                                                       (811)           (325)             (8)             (1,144)

Other Expense (Income):

  Interest expense                                                  1,018             316              25 (4)           1,359
  Other income                                                         --             (35)             --                 (35)
                                                              -----------     -----------     -----------         -----------
      Total other expense                                           1,018             281              25               1,324

Loss before income taxes                                           (1,829)           (606)            (33)             (2,468)

Income tax expense (benefit)                                           58              (1)             --                  57
                                                              -----------     -----------     -----------         -----------

Net loss                                                      $    (1,887)    $      (605)    $       (33)        $    (2,525)
                                                              ===========     ===========     ===========         ===========

Basic net loss per common share                               $     (0.43)                                        $     (0.58)
                                                              ===========                                         ===========

Diluted loss per common share                                 $     (0.43)                                        $     (0.58)
                                                              ===========                                         ===========

Shares used in the calculation of loss per share:
  Basic                                                         4,367,417                                           4,367,417
                                                              ===========                                         ===========
  Diluted                                                       4,367,417                                           4,367,417
                                                              ===========                                         ===========

   See accompanying notes to Unaudited Pro forma Combined Financial Statements

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               September 30, 2003
                 (in thousands, except share and per share data)

                                                                                          Pro Forma         Pro Forma
                                                         Donnkenny          RMI          Adjustments        Combined
                                                         ---------       --------        -----------        ---------
                        Assets

Current Assets:

  Cash                                                   $     62        $     15        $    (15) (5)      $     62
  Accounts receivable, net                                  1,067           7,512          (7,512) (5)         1,067
  Due from factor, net                                     16,841              --              --             16,841
  Inventories                                              17,722           2,853              --             20,575
  Prepaid expenses and other current assets                 1,255           1,339          (1,339) (5)         1,255
  Assets held for sale                                        280              --              --                280
                                                         --------        --------        --------           --------
    Total current assets                                   37,227          11,719          (8,866)            40,080

Property, plant and equipment, net                          3,679             346            (346) (5)         3,679
Other assets                                                  369             487            (487) (5)           369
Goodwill                                                       --              --           1,884  (6)         1,884
Other intangible assets                                     1,301              57             (57) (5)
                                                                                               50  (6)         1,351
                                                         --------        --------        --------           --------

                                                         $ 42,576        $ 12,609        $ (7,822)          $ 47,363
                                                         ========        ========        ========           ========

         Liabilities and stockholders' equity

Current liabilities:
  Current portion of long-term debt                      $     --        $  8,652        $ (8,652) (5)      $     --
  Current portion of note payable                              --              --             350  (6)           350
  Accounts payable                                          6,507           3,105          (3,105) (5)         6,507
  Accrued expenses and other current liabilities            1,971             141            (141) (5)
                                                                                              275  (6)         2,246
                                                         --------        --------        --------           --------
    Total current liabilities                               8,478          11,898         (11,273)             9,103

Long-term debt                                             28,839             114            (114) (5)
                                                                                            3,404  (6)        32,243
Note payable                                                   --              --             758  (6)           758
Subordinated note payable - officers                           --           1,300          (1,300) (5)            --

Stockholders' equity (deficiency):
  Common stock                                                 44               1              (1) (5)            44
  Additional paid-in capital                               50,449             541            (541) (5)        50,449
  Accumulated deficit                                     (45,234)         (1,245)          1,245  (5)       (45,234)
                                                         --------        --------        --------           --------
    Total stockholders' equity (deficiency)                 5,259            (703)            703              5,259
                                                         --------        --------        --------           --------

                                                         $ 42,576        $ 12,609        $ (7,822)          $ 47,363
                                                         ========        ========        ========           ========

   See accompanying notes to Unaudited Pro forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements

Year Ended December 31, 2002 Unaudited Pro Forma Combined Statement of
Operations

(1) Reflects the adjustment of amortization expense of intangible assets acquired. Intangible assets are being amortized on a straight-line method over the terms of the related agreement of four years.

(2) Reflects the adjustment of interest expense to give effect to the issuance of the Promissory note to the stockholders of RMI with imputed interest at 5.25% (the Company's current borrowing rate).

Nine Months Ended September 30, 2003 Unaudited Pro Forma Combined Statement of Operations

(3) Reflects the adjustment of amortization expense of intangible assets acquired. Intangible assets are being amortized on a straight-line method over the terms of the related agreement of four years.

(4) Reflects the adjustment of interest expense to give effect to the issuance of the Promissory note to the stockholders of RMI with imputed interest at 5.25% (the Company's current borrowing rate).

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2003

(5) To eliminate RMI assets not acquired and liabilities not assumed and to eliminate RMI's stockholders' deficiency , as follows:

        Cash                                                            $    15
        Accounts receivable, net                                          7,512
        Prepaid expenses and other current assets                         1,339
        Property, plant and equipment, net                                  346
        Other assets                                                        487
        Other intangible assets                                              57
        Current portion of long-term debt                                 8,652
        Accounts payable                                                  3,105
        Accrued expenses and other current liabilities                      141
        Long-term debt                                                      114
        Subordinated note payable - officers                              1,300
        Common stock                                                          1
        Additional paid-in capital                                          541
        Accumulated deficit                                              (1,245)

(6) Donnkenny's acquisition of RMI will be accounted for by the purchase method of accounting, pursuant to which the acquisition consideration is allocated among the tangible and intangible assets in accordance with their estimated fair values on the date of acquisition. The acquisition consideration and estimated allocation of the acquisition consideration, which does not reflect any purchase price adjustments based on inventory valuations and subsequent performance thresholds, are as follows (in thousands):

      Acquisition consideration:
          Cash consideration paid (a)                                     $3,404
          Issuance of Promissory Note, discounted                          1,108
          Transaction related fees (b)                                       275
                                                                          ------

          Total acquisition consideration                                 $4,787
                                                                          ======

      Allocation of acquisition consideration:
          Inventory based on RMI'S carrying value as of
                September 30, 2003                                        $2,853
          Estimated increase in goodwill related to
                the acquisition                                            1,884
          Other intangible assets                                             50
                                                                          ------

                                                                          $4,787
                                                                          ======

            (a) Additional borrowings of $3,404 under Donnkenny's revolving line of credit.

            (b)   Accrued

      (c)   Exhibits

99.1 Text of press release dated October 3, 2003 (Incorporated by reference to Exhibit 99.5 to Donnkenny's Form 8-K filed October 7, 2003).

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DONNKENNY, INC.

                                                By: /s/ Daniel H. Levy
                                                    ------------------
                                                    Daniel H. Levy
                                                    Chief Executive Officer

Date: December __, 2003